                                                            Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
CompuCom Systems, Inc.:


     We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No. 33-
63307, No. 33-63309, No. 33-76382 and No. 33-85268) on Form S-8 and the
Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746
and No. 33-78756) on Form S-3 of CompuCom Systems, Inc. of our report dated January 31, 1996, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of CompuCom Systems, Inc.



                                            KPMG PEAT MARWICK LLP






Dallas, Texas
March xx, 1996